Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
RAIT Financial Trust:

We consent to the incorporation by reference in the registration statements (No. 333-195549, No. 333-195547, No. 333-144603) on Form S-3 and (No. 333-182094, No. 333-151627, No. 333-125480, No. 333-100766, No. 333-67452) on Form S-8 of RAIT Financial Trust of our reports dated March 11, 2016, with respect to the consolidated balance sheets of RAIT Financial Trust and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedules II to IV, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appears in the annual report on Form 10‑K of RAIT Financial Trust.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 11, 2016